Exhibit 10.66

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

SECOND AMENDMENT TO THAT 2012 HOME SERVICES PROVIDER

AGREEMENT

This Second Amendment (the “Second Amendment”) to that certain DIRECTV, Inc. 2012 Home Services Provider Agreement dated October 15, 2012 (the “Agreement”) by and between Multiband Field Services, Inc. (“Contractor”), and DIRECTV, LLC (“DIRECTV”), is hereby made and entered into this fifteenth (15th) day of March, 2012 (the “Second Amendment Effective Date”), as follows:

A.

Contractor has informed DIRECTV that certain lenders may now or hereafter extend credit to or for the benefit of Contractor secured by the assets of Contractor including, among other things, amounts now or hereafter owed by DIRECTV to Contractor for goods sold or leased and services rendered from time to time by Contractor to DIRECTV pursuant to the Agreement.

B.

Pursuant to the Agreement and in the ordinary course of the business relationship between DIRECTV and Contractor related thereto, DIRECTV regularly offsets various amounts owed by Contractor to DIRECTV against amounts owed by DIRECTV to Contractor.

C.	In connection with Contractor’s request for credit under an agreement with a lender (a “Credit Agreement”), Contractor has requested that DIRECTV execute this Second Amendment.

1. Amendment.  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend the Agreement, pursuant to paragraph 16 and paragraph 25.d. thereof, as follows:

Section 5.  Section 5 (“Invoicing and Payment; Disputed Payment Resolution”) is hereby amended by adding a new subsection (e) as follows:

“(e) Payment Timing and Limited Offset *****

*****

2. Counterparts.  This Second Amendment may be executed in counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

3. Miscellaneous.

(a) Except as expressly provided in this Second Amendment, all rights are reserved and the terms and conditions of the Agreement shall remain in full force and effect.

(b) This Second Amendment is solely for the benefit of the parties hereto and nothing contained herein, express or implied, is intended to confer on any person or party other than the Parties hereto (or their successors and permitted assigns) any rights, benefits, remedies, obligations, claims or causes of action under or by reason of the Agreement or this Amendment.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

IN WITNESS WHEREOF, the parties have executed this Second Amendment through their duly authorized representatives as of this Second Amendment Effective Date.

ACCEPTED AND AGREED TO:

Multiband Field Services, Inc.		DIRECTV, LLC
By:	/s/ James Mandel	By:	/s/ Ed Balcerzak
Name:	James Mandel	Name:	Ed Balcerzak
Title:	CEO	Title:	Senior Vice President - Finance

2

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.